The Prudential Investment Portfolios, Inc.
Annual period ended 9/30/2017
File Number 811-07343


SUB-ITEM 77- I
Material Amendment to the Registrant's Charter or By-laws

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

      The Prudential Investment Portfolios, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:   The number of shares of common stock, par value
$0.001 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 375,000,000 shares to an aggregate of 6,625,000,000 shares, having an aggregate par value of $6,625,000.

   SECOND:   The 375,000,000 additional shares of Common Stock
authorized in Article FIRST are hereby classified and designated as shares of two new classes of Common Stock of Prudential
Jennison Growth Fund as follows:

      Name of Class     Number of Shares

      Class R2 Common Stock       125,000,000

      Class R4 Common Stock       250,000,000

      THIRD:   Pursuant to authority expressly vested in the
Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors has classified and designated:

      (a) 50,000,000 authorized but unissued shares of Prudential
Balanced Fund Class C Common Stock as 50,000,000 additional shares of Prudential Jennison Growth Fund Class Z Common Stock;

      (b) 100,000,000 authorized but unissued shares of Prudential Conservative Allocation Fund Class C Common Stock, 100,000,000 authorized but unissued shares of Prudential Growth Allocation Fund Class C Common Stock and 75,000,000 authorized but unissued shares of Prudential Jennison Growth Fund Class C Common Stock as 275,000,000 shares of Prudential Jennison Growth Fund Class Q Common Stock;

      (c) 3,000,000 authorized but unissued shares of Prudential Jennison Growth Fund Class B Common Stock, 7,000,000 authorized but unissued shares of Prudential Conservative Allocation Fund Class B Common Stock, 3,000,000 authorized but unissued shares of Prudential Growth Allocation Fund Class B Common Stock and 2,000,000 authorized but unissued shares of Prudential Balanced Fund Class B Common Stock as 15,000,000 additional shares of Prudential Balanced Fund Class Q Common Stock;

      (d) 7,000,000 authorized but unissued shares of Prudential Moderate Allocation Fund Class B Common Stock, 25,000,000 authorized but unissued shares of Prudential Moderate Allocation Fund Class R Common Stock and 3,000,000 authorized but unissued shares of Prudential Jennison Equity Opportunity Fund Class B Common Stock as 35,000,000 additional shares of Prudential Balanced Fund Class Z Common Stock;

      (e) 25,000,000 authorized but unissued shares of Prudential Growth Allocation Fund Class T Common Stock and 25,000,000 authorized but unissued shares of Prudential Moderate Allocation Fund Class T Common Stock as 50,000,000 additional shares of Prudential Conservative Allocation Fund Class Z Common Stock;

      (f) 50,000,000 authorized but unissued shares of Prudential
Growth Allocation Fund Class R Common Stock as 50,000,000 additional shares of Prudential Conservative Allocation Fund
Class Q Common Stock;

      (g) 25,000,000 authorized but unissued shares of Prudential
Balanced Fund Class T Common Stock and 25,000,000 authorized but unissued shares of Prudential Jennison Equity Opportunity Fund
Class T Common Stock as 50,000,000 additional shares of
Prudential Growth Allocation Fund Class Z Common Stock;

      (h) 25,000,000 authorized but unissued shares of Prudential
Jennison Growth Fund Class T Common Stock and 25,000,000 authorized but unissued shares of Prudential Conservative
Allocation Fund Class T Common Stock as 50,000,000 additional shares of Prudential Growth Allocation Fund Class Q Common
Stock;

      (i) 55,000,000 authorized but unissued shares of Prudential
Moderate Allocation Fund Class C Common Stock ("Moderate Class C
Common Stock") as 55,000,000 additional shares of Prudential
Moderate Allocation Fund Class Z Common Stock;

      (j) 50,000,000 authorized but unissued shares of Moderate
Class C Common Stock as 50,000,000 additional shares of
Prudential Moderate Allocation Fund Class Q Common Stock;

      (k) 60,000,000 authorized but unissued shares of Prudential Jennison Equity Opportunity Fund Class C Common Stock ("Jennison Opportunity Class C Common Stock") as 60,000,000 additional shares of Prudential Jennison Equity Opportunity Fund Class Q Common Stock; and

      (l) 65,000,000 authorized but unissued shares of the Jennison Opportunity Class C Common Stock as 65,000,000 additional shares of Prudential Jennison Equity Opportunity Fund
Class Z Common Stock.

      FOURTH:    The shares classified or reclassified as set
forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing or new class of the applicable series as set forth in the Charter.

      FIFTH:   Prior to the classification and designation in
these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 6,250,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,250,000, classified and designated as follows:
            Prudential Jennison Equity Opportunity Fund
         Class A Common Stock    100,000,000
      Class B Common Stock             5,000,000
      Class C Common Stock    150,000,000
      Class Q Common Stock    260,000,000
      Class R Common Stock    200,000,000
      Class Z Common Stock    260,000,000
      Class T Common Stock      75,000,000
            Prudential Jennison Growth Fund
         Class A Common Stock    125,000,000
      Class B Common Stock   5,000,000
      Class C Common Stock    100,000,000
         Class R Common Stock          220,000,000
         Class Z Common Stock    775,000,000
         Class T Common Stock          75,000,000
            Prudential Balanced Fund
         Class A Common Stock    125,000,000
      Class B Common Stock          5,000,000
      Class C Common Stock      75,000,000
      Class R Common Stock    125,000,000
      Class Z Common Stock             245,000,000
      Class T Common Stock    100,000,000
      Class Q Common Stock    275,000,000
            Prudential Growth Allocation Fund
         Class A Common Stock    125,000,000
      Class B Common Stock          5,000,000
      Class C Common Stock    125,000,000
      Class R Common Stock    150,000,000
      Class Z Common Stock    250,000,000
      Class T Common Stock      75,000,000
      Class Q Common Stock    250,000,000
            Prudential Moderate Allocation Fund
         Class A Common Stock    125,000,000
      Class B Common Stock             10,000,000
      Class C Common Stock    130,000,000
      Class R Common Stock    160,000,000
      Class Z Common Stock    250,000,000
      Class T Common Stock      75,000,000
      Class Q Common Stock    250,000,000
            Prudential Conservative Allocation Fund
         Class A Common Stock    125,000,000
      Class B Common Stock           10,000,000
      Class C Common Stock    125,000,000
      Class R Common Stock    165,000,000
      Class Z Common Stock    235,000,000
      Class T Common Stock      75,000,000
      Class Q Common Stock    235,000,000

      SIXTH:   As classified and designated hereby, the total
number of shares of all series and classes of stock which the Corporation has authority to issue is 6,625,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,625,000, classified and designated as follows:
            Prudential Jennison Equity Opportunity Fund
         Class A Common Stock    100,000,000
      Class B Common Stock             2,000,000
      Class C Common Stock      25,000,000
      Class Q Common Stock    320,000,000
      Class R Common Stock    200,000,000
      Class Z Common Stock    325,000,000
      Class T Common Stock      50,000,000
            Prudential Jennison Growth Fund
         Class A Common Stock    125,000,000
      Class B Common Stock   2,000,000
      Class C Common Stock      25,000,000
         Class R Common Stock          220,000,000
         Class Z Common Stock    825,000,000
         Class T Common Stock          50,000,000
         Class Q Common Stock        275,000,000
      Class R2 Common Stock    125,000,000
      Class R4 Common Stock    250,000,000
            Prudential Balanced Fund
         Class A Common Stock    125,000,000
      Class B Common Stock          3,000,000
      Class C Common Stock      25,000,000
      Class R Common Stock    125,000,000
      Class Z Common Stock             280,000,000
      Class T Common Stock      75,000,000
      Class Q Common Stock    290,000,000
            Prudential Growth Allocation Fund
         Class A Common Stock    125,000,000
      Class B Common Stock          2,000,000
      Class C Common Stock      25,000,000
      Class R Common Stock    100,000,000
      Class Z Common Stock    300,000,000
      Class T Common Stock      50,000,000
      Class Q Common Stock    300,000,000
            Prudential Moderate Allocation Fund
         Class A Common Stock    125,000,000
      Class B Common Stock          3,000,000
      Class C Common Stock      25,000,000
      Class R Common Stock    135,000,000
      Class Z Common Stock    305,000,000
      Class T Common Stock      50,000,000
      Class Q Common Stock    300,000,000
            Prudential Conservative Allocation Fund
         Class A Common Stock    125,000,000
      Class B Common Stock             3,000,000
      Class C Common Stock      25,000,000
      Class R Common Stock    165,000,000
      Class Z Common Stock    285,000,000
      Class T Common Stock      50,000,000
      Class Q Common Stock    285,000,000
      SEVENTH:   The Board of Directors increased the total
number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.
      EIGHTH:   These Articles Supplementary have been approved
by the Board of Directors in the manner and by the vote required by law.
      NINTH:   The undersigned officer of the Corporation
acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]



            IN WITNESS WHEREOF, The Prudential Investment
Portfolios, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 14th day of September, 2017.

ATTEST:   THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
By: /s/ Jonathan D. Shain    By:/s/Scott E. Benjamin
Name: Jonathan D. Shain   Name: Scott E. Benjamin
Title: Assistant Secretary   Title: Vice President